                                                                    Exhibit 99.1
================================================================================
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                   FORM 11-K

             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
              AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


(Mark One)

[X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
      ACT OF 1934
      For the fiscal year ended December 31, 1996

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
      For the transition PERIOD FROM          to
                                     --------    --------

                          Commission File No. 1-10053



A. FULL TITLE OF THE PLAN AND THE ADDRESS OF THE PLAN, IF DIFFERENT FROM THAT OF THE ISSUER NAMED BELOW:

                ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN


B. NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE PLAN AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE:


                              ORYX ENERGY COMPANY

                                13155 NOEL ROAD
                             DALLAS, TX 75240-5067

--------------------------------------------------------------------------------
================================================================================

                                   SIGNATURE



THE PLAN.      Pursuant to the requirements of the Securities Exchange Act of
1934, the Plan Administrator has duly caused this annual report to be signed by the undersigned, thereunto duly authorized.


                                                Oryx Energy Company
                                             Capital Accumulation Plan



                                      By: /s/ FRANCES G. HEARTWELL
                                         --------------------------------------
                                           Frances G. Heartwell
                                           PLAN ADMINISTRATOR


Date:    May 30, 1997

                ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                                    INDEX



                                                                                        Page
                                                                                        ----
Report of Independent Accountants
Balance Sheet as of December 31, 1996                                                   F-1
Balance Sheet as of December 31, 1995                                                   F-2
Statement of Income and Changes in Plan Equity for the Year Ended December 31, 1996     F-3
Statement of Income and Changes in Plan Equity for the Year Ended December 31, 1995     F-4
Statement of Income and Changes in Plan Equity for the Year Ended December 31, 1994     F-5
Notes to Financial Statements                                                           F-6

Schedules:
    Schedules I, II and III have been omitted because the required information is shown in the financial statements or notes thereto.

Eligibility:
  a.  Consent of Independent Accountants

                     [COOPERS & LYBRAND L.L.P. LETTERHEAD]


                       REPORT OF INDEPENDENT ACCOUNTANTS





To the Plan Administrator of the Oryx Energy Company
  Capital Accumulation Plan:

We have audited the accompanying balance sheets of the Oryx Energy Company Capital Accumulation Plan as of December 31, 1996 and 1995 and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Oryx Energy Company Capital Accumulation Plan as of December 31, 1996 and 1995 and the results of its operations for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                        /s/ COOPERS & LYBRAND L.L.P.



Dallas, Texas
May 30, 1997

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                                 BALANCE SHEET
                               DECEMBER 31, 1996
                             (THOUSANDS OF DOLLARS)


                                                                     Participant Directed
                                           ------------------------------------------------------------------------
                                                                           Vanguard                      Vanguard
                                             Vanguard                        U.S.        Vanguard      International
                                             Balanced       Vanguard        Growth        Explorer        Growth
ASSETS                                      Index Fund     Windsor II      Portfolio        Fund         Portfolio
                                           ------------   ------------   ------------   ------------   ------------
Investments, at Market Value
   (Notes 1 and 2):
   Participation in:
      Short-term investment fund (cost
        approximates market value)         $         --   $         --   $         --   $         --   $         --
      Registered investment funds
        (cost $50,007)                           13,288         23,484         10,460          5,355          6,020
      Capital preservation fund
        (cost $53,299)                               --             --             --             --             --
      Oryx Energy Company common stock
        fund participant directed
        (631,333 shares; cost $8,724)                --             --             --             --             --
      Oryx Energy Company common stock
        fund nonparticipant directed
        (344,411 shares; cost $5,070)                --             --             --             --             --
      Oryx Energy Company leveraged ESOP
        common stock fund (2,465,000
        shares; cost $94,601)
        (Note 4)                                     --             --             --             --             --
Participant loans                                    --             --             --             --             --
                                           ------------   ------------   ------------   ------------   ------------

TOTAL ASSETS                               $     13,288   $     23,484   $     10,460   $      5,355   $      6,020
                                           ============   ============   ============   ============   ============

LIABILITIES AND PLAN EQUITY

Withdrawals and Other Benefits Payable     $         40   $        109   $         60   $         16   $          6
ESOP Note Payable (Note 4)                           --             --             --             --             --
Plan Equity (Deficit)                            13,248         23,375         10,400          5,339          6,014
                                           ------------   ------------   ------------   ------------   ------------

TOTAL LIABILITIES AND PLAN EQUITY          $     13,288   $     23,484   $     10,460   $      5,355          6,020
                                           ============   ============   ============   ============   ============
                                                                                       Non-Participant
                                                    Participant Directed                 Directed
                                           ------------------------------------   -----------------------

                                            Stable                     Oryx          Oryx
                                             Value     Participant     Stock         Stock       LESOP
ASSETS                                       Fund         Loans        Fund          Fund         Fund         Total
                                           ----------   ----------   ----------   ----------   ----------    ----------
Investments, at Market Value
   (Notes 1 and 2):
   Participation in:
      Short-term investment fund (cost
        approximates market value)         $       --   $       --   $       --   $       --   $       --    $       --
      Registered investment funds
        (cost $50,007)                             --           --           --           --           --        58,607
      Capital preservation fund
        (cost $53,299)                         53,299           --           --           --           --        53,299
      Oryx Energy Company common stock
        fund participant directed
        (631,333 shares; cost $8,724)              --           --       15,734           --           --        15,734
      Oryx Energy Company common stock
        fund nonparticipant directed
        (344,411 shares; cost $5,070)              --           --           --        8,524           --         8,524
      Oryx Energy Company leveraged ESOP
        common stock fund (2,465,000
        shares; cost $94,601)
        (Note 4)                                   --           --           --           --       61,035        61,035
Participant loans                                  --        5,445           --           --           --         5,445
                                           ----------   ----------   ----------   ----------   ----------    ----------

TOTAL ASSETS                               $   53,299   $    5,445   $   15,734   $    8,524   $   61,035    $  202,644
                                           ==========   ==========   ==========   ==========   ==========    ==========

LIABILITIES AND PLAN EQUITY

Withdrawals and Other Benefits Payable     $      168   $       --   $      100   $       --   $       27    $      526
ESOP Note Payable (Note 4)                         --           --           --           --       99,092        99,092
Plan Equity (Deficit)                          53,131        5,445       15,634        8,524      (38,084)      103,026
                                           ----------   ----------   ----------   ----------   ----------    ----------

TOTAL LIABILITIES AND PLAN EQUITY          $   53,299   $    5,445   $   15,734   $    8,524   $   61,035    $  202,644
                                           ==========   ==========   ==========   ==========   ==========    ==========



                            (See Accompanying Notes)

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                                 BALANCE SHEET
                               DECEMBER 31, 1995
                             (THOUSANDS OF DOLLARS)

                                                                         Participant Directed
                                               ------------------------------------------------------------------------
                                                                               Vanguard                      Vanguard
                                                 Vanguard                        U.S.        Vanguard      International
                                                 Balanced       Vanguard        Growth        Explorer        Growth
ASSETS                                          Index Fund     Windsor II      Portfolio        Fund         Portfolio
                                               ------------   ------------   ------------   ------------   ------------
Investments, at Market Value
   (Notes 1 and 2):
   Participation in:
      Short-term investment fund (cost
        approximates market value)             $         --   $         --   $         --   $         --   $         --
      Registered investment funds
        (cost $41,910)                               13,284         18,239          5,989          4,968          5,347
      Capital preservation fund
        (cost $57,533)                                   --             --             --             --             --
      Oryx Energy Company common
        stock fund, participant directed
        (758,412 shares; cost $13,464)                   --             --             --             --             --
      Oryx Energy Company common
        stock fund, non-participant directed
        (213,251 shares; cost $2,688)                    --             --             --             --             --
      Oryx Energy Company leveraged ESOP
        common stock fund (2,516,789
        shares; cost $96,408) (Note 4)                   --             --             --             --             --
      Participant loans                                  --             --             --             --             --
Cash and receivables                                     --             --             --             --             --
                                               ------------   ------------   ------------   ------------   ------------

TOTAL ASSETS                                   $     13,284   $     18,239   $      5,989   $      4,968   $      5,347
                                               ============   ============   ============   ============   ============

LIABILITIES AND PLAN EQUITY

Withdrawals and Other Benefits Payable         $        276   $        430   $         35   $         84   $        130
ESOP Note Payable (Note 4)                               --             --             --             --             --
Plan Equity (Deficit)                                13,008         17,809          5,954          4,884          5,217
                                               ------------   ------------   ------------   ------------   ------------

TOTAL LIABILITIES AND PLAN EQUITY              $     13,284   $     18,239   $      5,989   $      4,968   $      5,347
                                               ============   ============   ============   ============   ============
                                                                                           Non-Participant
                                                        Participant Directed                 Directed
                                               ------------------------------------   -----------------------

                                                Stable                     Oryx          Oryx
                                                 Value     Participant     Stock         Stock       LESOP
ASSETS                                           Fund         Loans        Fund          Fund         Fund         Total
                                               ----------   ----------   ----------   ----------   ----------    ----------
Investments, at Market Value
   (Notes 1 and 2):
   Participation in:
      Short-term investment fund (cost
        approximates market value)             $       --   $        4   $       --   $       --   $       --    $        4
      Registered investment funds
        (cost $41,910)                                 --           --           --           --           --        47,827
      Capital preservation fund
        (cost $57,533)                             57,533           --           --           --           --        57,533
      Oryx Energy Company common
        stock fund, participant directed
        (758,412 shares; cost $13,464)                 --           --       10,144           --           --        10,144
      Oryx Energy Company common
        stock fund, non-participant directed
        (213,251 shares; cost $2,688)                  --           --           --        2,852           --         2,852
      Oryx Energy Company leveraged ESOP
        common stock fund (2,516,789
        shares; cost $96,408) (Note 4)                 --           --           --           --       33,662        33,662
      Participant loans                                --        5,402           --           --           --         5,402
Cash and receivables                                   27           --           --           --           --            27
                                               ----------   ----------   ----------   ----------   ----------    ----------

TOTAL ASSETS                                   $   57,560   $    5,406   $   10,144   $    2,852   $   33,662    $  157,451
                                               ==========   ==========   ==========   ==========   ==========    ==========

LIABILITIES AND PLAN EQUITY

Withdrawals and Other Benefits Payable         $    1,108   $       --   $      153   $       --   $      100    $    2,316
ESOP Note Payable (Note 4)                             --           --           --           --       99,092        99,092
Plan Equity (Deficit)                              56,452        5,406        9,991        2,852      (65,530)       56,043
                                               ----------   ----------   ----------   ----------   ----------    ----------

TOTAL LIABILITIES AND PLAN EQUITY              $   57,560   $    5,406   $   10,144   $    2,852   $   33,662    $  157,451
                                               ==========   ==========   ==========   ==========   ==========    ==========


                            (See Accompanying Notes)

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (THOUSANDS OF DOLLARS)

                                                        Participant Directed
                                ---------------------------------------------------------------------
                                                            Vanguard                      Vanguard
                                 Vanguard                     U.S.        Vanguard      International
                                 Balanced      Vanguard      Growth        Explorer        Growth
ASSETS                          Index Fund    Windsor II    Portfolio        Fund         Portfolio
                                ----------    ----------    ----------    ----------    ------------
Additions (Deductions):
   Employee contributions       $      483    $    1,025    $      487    $      374    $        391
   Employer contributions               --            --            --            --              --
   Interfund transfers                (465)        2,009         2,552           166             386
   Dividend income                     589         1,654           755           300             259
   Interest income                      --            --            --            --              --
   Other receipts
     (disbursements)                    --            --            --            --              --
   Realized gain (loss) on
     investments (Note 5)              750         1,332           744           337             329
   Unrealized appreciation of
     investments (Note 5)              392         1,480           312            31             238
   Withdrawals and other
     benefit payments               (1,507)       (1,930)         (402)         (752)           (805)
   Administrative expense
     (Note 2)                           (2)           (4)           (2)           (1)             (1)
                                ----------    ----------    ----------    ----------    ------------

Net Additions (Deductions)             240         5,566         4,446           455             797

Plan Equity (Deficit),
   January 1, 1996                  13,008        17,809         5,954         4,884           5,217
                                ----------    ----------    ----------    ----------    ------------

Plan Equity (Deficit),
    December 31, 1996           $   13,248    $   23,375    $   10,400    $    5,339    $      6,014
                                ==========    ==========    ==========    ==========    ============
                                                                            Non-Participant
                                         Participant Directed                 Directed
                                ------------------------------------    ----------------------

                                 Stable                      Oryx         Oryx
                                  Value     Participant      Stock        Stock       LESOP
ASSETS                            Fund         Loans         Fund         Fund         Fund         Total
                                ---------    ----------    ---------    ---------    ---------    ---------
Additions (Deductions):
   Employee contributions       $   1,274    $       --    $     157    $      --    $      --    $   4,191
   Employer contributions              --            --           --        2,550           --        2,550
   Interfund transfers             (2,111)         (317)      (1,512)        (246)        (462)          --
   Dividend income                     --            --           13           --           --        3,570
   Interest income                  3,526           360           --           --           --        3,886
   Other receipts
     (disbursements)                    6            (4)          --           --           --            2
   Realized gain (loss) on
     investments (Note 5)              --            --       (2,474)         248         (985)         281
   Unrealized appreciation of
     investments (Note 5)              --            --       10,230        3,291       29,155       45,129
   Withdrawals and other
     benefit payments              (5,965)           --         (750)        (171)        (262)     (12,544)
   Administrative expense
     (Note 2)                         (51)           --          (21)          --           --          (82)
                                ---------    ----------    ---------    ---------    ---------    ---------

Net Additions (Deductions)         (3,321)           39        5,643        5,672       27,446       46,983

Plan Equity (Deficit),
   January 1, 1996                 56,452         5,406        9,991        2,852      (65,530)      56,043
                                ---------    ----------    ---------    ---------    ---------    ---------

Plan Equity (Deficit),
    December 31, 1996           $  53,131    $    5,445    $  15,634    $   8,524    $ (38,084)   $ 103,026
                                =========    ==========    =========    =========    =========    =========




                            (See Accompanying Notes)

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                             (THOUSANDS OF DOLLARS)

                                                       Participant Directed
                                -----------------------------------------------------------------
                                                          Vanguard                     Vanguard
                                 Vanguard                   U.S.       Vanguard     International
                                 Balanced     Vanguard     Growth       Explorer       Growth
ASSETS                          Index Fund   Windsor II   Portfolio      Fund        Portfolio
                                ----------   ----------   ---------    ---------    ------------
Additions (Deductions):
   Employee contributions       $     560    $     977    $     333    $     349    $        445
   Employer contributions              --           --           --           --              --
   Interfund transfers                 (7)       2,148        1,840          630          (1,154)
   Dividend income                    502        1,044          241          380             142
   Interest income                     --           --           --           --              --
   Other receipts
      (disbursements)                   1            1           --           --              --
   Realized gain (loss) on
      investments (Note 5)            194          318          195           83              73
   Unrealized appreciation
      of investments (Note 5)       2,260        3,296          893          441             509
   Withdrawals and other
      benefit payments             (1,417)      (1,934)        (524)        (289)           (808)
   Administrative expense
      (Note 2)                         (2)          (2)          (1)          (1)             (1)
                                ---------    ---------    ---------    ---------    ------------

Net Additions (Deductions)          2,091        5,848        2,977        1,593            (794)

Plan Equity (Deficit),
   January 1, 1995                 10,917       11,961        2,977        3,291           6,011
                                ---------    ---------    ---------    ---------    ------------

Plan Equity (Deficit),
    December 31, 1995           $  13,008    $  17,809    $   5,954    $   4,884    $      5,217
                                =========    =========    =========    =========    ============
                                                                            Non-Participant
                                         Participant Directed                 Directed
                                ------------------------------------    ----------------------

                                 Stable                      Oryx         Oryx
                                  Value     Participant      Stock        Stock       LESOP
ASSETS                            Fund         Loans         Fund         Fund         Fund         Total
                                ---------    ----------    ---------    ---------    ---------    ---------
Additions (Deductions):
   Employee contributions       $   1,815    $       --    $     158    $      --    $      --    $   4,637
   Employer contributions              --            --           --        2,805           --        2,805
   Interfund transfers             (1,596)         (473)        (655)          (4)        (729)          --
   Dividend income                     --            --           --           --           --        2,309
   Interest income                  4,355           343           10           --            3        4,711
   Other receipts
      (disbursements)                   5            --           28           (5)          --           30
   Realized gain (loss) on
      investments (Note 5)             --            --       (1,965)          14       (2,884)      (3,972)
   Unrealized appreciation
      of investments (Note 5)          --            --        3,430          163        6,784       17,776
   Withdrawals and other
      benefit payments             (9,275)         (217)      (1,162)        (121)        (652)     (16,399)
   Administrative expense
      (Note 2)                        (46)           --          (12)          --           --          (65)
                                ---------    ----------    ---------    ---------    ---------    ---------

Net Additions (Deductions)         (4,742)         (347)        (168)       2,852        2,522       11,832

Plan Equity (Deficit),
   January 1, 1995                 61,194         5,753       10,159           --      (68,052)      44,211
                                ---------    ----------    ---------    ---------    ---------    ---------

Plan Equity (Deficit),
    December 31, 1995           $  56,452    $    5,406    $   9,991    $   2,852    $ (65,530)   $  56,043
                                =========    ==========    =========    =========    =========    =========




                            (See Accompanying Notes)

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                             (THOUSANDS OF DOLLARS)


                                            Vanguard                   Vanguard      Vanguard
                                Fund A/     Balanced     Vanguard    U.S. Growth     Explorer
                                Fund B     Index Fund    Windsor II   Portfolio        Fund
                               --------    ----------    ----------  -----------    ---------
Additions (Deductions):
   Assets transferred
     in (out)                  $(24,136)   $   14,121    $  12,486    $    2,947    $   2,861
   Employee contributions            --           566        1,040           300          346
   Employer contributions            --            --           --            --           --
   Interfund transfers               --        (1,424)         (66)           96          343
   Dividend income                   --           446          736            35          177
   Interest income                   --            --           --            --           --
   Other receipts
      (disbursements)                --            (3)          --            --           --
   Realized gain (loss) on
      investments (Note 5)           --          (126)         (27)            8          (11)
   Unrealized appreciation
      (depreciation) of
      investments (Note 5)           --          (512)        (822)           74         (131)
   Withdrawals and other
      benefit payments               --        (2,150)      (1,384)         (482)        (293)
   Interest expense (Note 4)         --            --           --            --           --
   Administrative expense
      (Note 2)                       --            (1)          (2)           (1)          (1)
                               --------    ----------    ---------    ----------    ---------

Net Additions (Deductions)      (24,136)       10,917       11,961         2,977        3,291

Plan Equity (Deficit),
   January 1, 1994               24,136            --           --            --           --
                               --------    ----------    ---------    ----------    ---------

Plan Equity (Deficit),
    December 31, 1994          $     --    $   10,917    $  11,961    $    2,977    $   3,291
                               ========    ==========    =========    ==========    =========
                                 Vanguard
                              International     Stable                   Oryx
                                 Growth          Value   Participant    Stock       LESOP
                                Portfolio        Fund       Loans        Fund       Fund        Total
                              -------------    --------  -----------   --------    --------    --------
Additions (Deductions):
   Assets transferred
     in (out)                  $      4,935    $(11,530)   $     --    $ (1,684)   $     --    $     --
   Employee contributions               549       2,048          --         171          --       5,020
   Employer contributions                --          --          --          --      11,194      11,194
   Interfund transfers                1,252         257         849        (983)       (324)         --
   Dividend income                       79          --          --          --          --       1,473
   Interest income                       --       4,829         329           2           3       5,163
   Other receipts
      (disbursements)                    --         (14)        (20)          8          --         (29)
   Realized gain (loss) on
      investments (Note 5)               21          --          --      (7,466)     (2,045)     (9,646)
   Unrealized appreciation
      (depreciation) of
      investments (Note 5)              (91)         --          --       2,249     (12,271)    (11,504)
   Withdrawals and other
      benefit payments                 (733)    (12,623)       (473)     (2,826)       (988)    (21,952)
   Interest expense (Note 4)             --          --          --          --      (8,563)     (8,563)
   Administrative expense
      (Note 2)                           (1)        (33)         --         (16)         --         (55)
                               ------------    --------    --------    --------    --------    --------

Net Additions (Deductions)            6,011     (17,066)        685     (10,545)    (12,994)    (28,899)

Plan Equity (Deficit),
   January 1, 1994                       --      78,260       5,068      20,704     (55,058)     73,110
                               ------------    --------    --------    --------    --------    --------

Plan Equity (Deficit),
    December 31, 1994          $      6,011    $ 61,194    $  5,753    $ 10,159    $(68,052)   $ 44,211
                               ============    ========    ========    ========    ========    ========



                            (See Accompanying Notes)

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                         NOTES TO FINANCIAL STATEMENTS


1.   GENERAL DESCRIPTION:

     The Oryx Energy Company Capital Accumulation Plan (Plan) is a combined stock bonus and employee stock ownership plan (ESOP) sponsored by Oryx Energy Company (Oryx Energy or Company) which became effective on November 1, 1988. The Plan provides an individual account for each participant. Amounts disbursed to participants or conversions between funds are based solely upon amounts contributed to each participant's account adjusted to reflect any withdrawals and distributions, investment earnings attributable to such fund balances and appreciation or depreciation of the market value of the fund.

     This summary of information about the Plan is qualified in its entirety by reference to the provisions of the Plan, as amended.

     Employee Contributions

     In general, an employee may instruct the employer to contribute to the Plan up to five percent, in whole percentages, of base pay (Earnings) on either a pre-tax basis or post-tax basis. Earnings exclude such payments as bonuses, overtime and premium payments. An employee may also elect to make additional contributions of up to 10 percent of Earnings. The additional contributions may be on either a pre-tax basis, post-tax basis or any combination thereof. An employee who cannot make pre-tax contributions of five percent of Earnings due to certain limitations imposed by the Internal Revenue Code of 1986, as amended (Code), as described in Note 3, can nonetheless make post-tax contributions up to the limits imposed by the Plan, subject to the additional Code limitations described in Note 3.

     Employer Contributions

     The first five percent of employee contributions are matched by the Company at 110 percent up to the first $50,000 of employee Earnings and at 100 percent thereafter (Employer Contributions). From time to time, the Company also contributes additional amounts when necessary to meet the loan repayment requirements on the ESOP Notes described in Note 4.

     Vesting Rights

     Participants are immediately 100 percent vested in their account balances derived from Company contributions, employee contributions and any amounts rolled-over to the Plan from another eligible retirement plan.

     Plan Termination

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). F-

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


     Participant Investment Programs

     Employee contributions and certain employer contributions are invested by the trustee as directed by participants. Participants make investment elections to have their contributions invested in any combination of the seven funds listed below in increments of one percent. In addition, participants may convert past investments into any of the seven funds by making fund transfers. These fund conversions may be made in one percent increments. A portion of each fund is maintained in short-term investments for administration of the fund. Effective January 1, 1994, Vanguard Fiduciary Trust Company (Vanguard) replaced Bankers Trust Company as the trustee for investment activity. In connection with this change, Funds A and B were replaced by five mutual funds offered by Vanguard. Funds C, D, ESOP and L remained essentially unchanged, but were renamed. Additionally, Fund D and Fund ESOP were merged into the Oryx Stock Fund.

     As of January 1, 1994, participants had the option of investing their contributions in any of the following funds:

     Vanguard Balanced Index Fund: Employs two investment strategies--balancing and indexing--in seeking to provide both current income and the potential for capital growth. The fund attempts to replicate, with respect to 60 percent of its net assets, the performance of the Wilshire 5000 Index, a broad-based barometer of the U.S. stock market. With respect to the remaining 40 percent of its net assets, the fund attempts to replicate the performance of the Lehman Brothers Aggregate Bond Index, a recognized benchmark of the U.S. bond market.

     Vanguard Windsor II: Pursues a growth and income strategy that emphasizes stocks with price-earnings ratios lower than the market and dividend yields higher than the market. The fund's advisors employ both fundamental and quantitative analysis to identify stocks for purchase.

     Vanguard U.S. Growth Portfolio: Invests in stocks of seasoned companies based in the U.S. The portfolio emphasizes growth companies with strong market positions, reasonable financial strength and relatively low sensitivity to changing economic conditions.

     Vanguard Explorer Fund: Invests in the stock of small or unseasoned companies--generally with a market value between $75 million and $200 million--that are deemed to offer favorable prospects for growth.

     Vanguard International Growth Portfolio: Invests in non-U.S. equity securities selected for long-term capital appreciation potential. The portfolio tends to be widely diversified geographically, with assets invested in as many as 30 foreign stock markets.

     Stable Value Fund (Formerly Fund C): Seeks to provide relatively stable returns, current income and preservation of principal by investing in high credit-quality instruments. The fund holds investment contracts issued by insurance companies (GICs), investment contracts backed by U.S. Government obligations and high credit-quality corporate bonds (including mutual funds that invest in such obligations).

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


     As of December 31, 1996 the Stable Value Fund was comprised of the following:

                                                    Effective
                                                      Annual         Percent of
                                                     Interest        Investment
                                                       Rate        Fund Value at      Last
                                                     (Net of        December 31,    Maturity
                          Company                    Expenses)          1996          Date
                          -------                 -------------   ---------------   --------
     Insurance/Bank Contracts
     ---------------------------------------------
     John Hancock                                      6.05%             9.31%      6/30/00
     American International Life Assurance
       Company of New  York                            5.36%             8.23       7/31/98
     Bankers Trust Company  - FNMA                     7.81%             1.90       6/25/97
     Hartford Life Insurance Company                   6.60%             6.55       12/1/97
     Morgan Guarantee Trust Company                    5.91%            20.14           *
     New York Life Insurance Company                   7.92%             5.57       3/31/98
     The Prudential Insurance Company of America       9.42%             9.54       8/15/97
     Deutsche Bank                                     6.33%             9.47       6/30/00
     Rabobank                                          5.85%             9.64       3/31/99
                                                                  -----------
                                                                        80.35
     Other
     ---------------------------------------------
     VCI Money Market Prime                            5.19%            19.65           *
                                                                  -----------

                                                                       100.00%
                                                                  ===========

     * At any time, either party may terminate the agreement by giving written notice.

     Oryx Stock Fund: Invests in Oryx Energy Company common stock, par value $1 per share (Oryx Common Stock). Cash contributions directed for investment in this fund are used by Vanguard, as trustee, to purchase Oryx Common Stock on securities exchanges and from Oryx Energy, individual stockholders, the trustee of the Oryx Energy Company Retirement Plan or any other bona fide offeror of such Oryx Common Stock, at the lowest price obtainable at the time.

     Investment of Employer Contributions

     Effective January 1, 1995, Employer Contributions may be made in the form of shares of Company stock. These Employer Contributions are made to the Oryx Stock Fund and are reported as non-participant directed.

     All Employer Contributions made in cash (Cash Contributions) are invested in the LESOP Fund (formerly Fund L), a fund primarily invested in Oryx Common Stock and held in trust by State Street Bank and Trust Company. Cash Contributions are made in such amounts as are necessary to fund quarterly loan payments on the ESOP Notes (no amounts due in 1996 and 1995, see Note 4). These Cash Contributions, along with any dividends paid on the shares acquired with the loan proceeds, are used by the Plan to repay the principal and interest on the original $110 million ESOP loan. As loan payments are made, shares held in the unallocated account are released and allocated (or credited) to individual employee accounts. The number of shares released after each loan payment is based on the ratio of the current loan payment to the sum of all future loan payments. The shares released are allocated proportionally to individual employee accounts based on the amount of each employee's Employer Contribution relative to total Employer Contributions. Participants also receive an allocation of shares representing any dividends due on shares held in their accounts.

     Employer Contributions made in the form of Company stock are included in the Non-Participant Directed Oryx Stock Fund. During 1996 and 1995, all Employer Contributions were made in the form of Company stock. During 1994, all Employer Contributions were made in cash.

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


     Investment of Fund Earnings

     Generally, earnings from dividends and interest on each of the funds are retained by the trustee and reinvested in the same fund. Participants may elect to receive any dividends on certain Oryx Common Stock held in the Oryx Stock Fund from Employer Contributions made prior to August 1, 1989.

     Participant Loans

     Participants may obtain loans from their account balances in any of the Vanguard Funds and/or the Participant Directed Oryx Stock Fund of the Plan. Participant loans are administered in accordance with the provisions of Code Section 72(p) and Department of Labor (DOL) Regulation Section 2550.408b-1. The loan amount may be up to 50 percent of a participant's available balance, subject to a maximum of $50,000. The loan bears interest based on the prime rate in effect on the first day of the month in which the loan is applied for plus one percent. Personal loans may have a term of up to five years and residential loans up to 15 years. Both the principal and interest portions of loan repayments are reinvested in the participant's accounts in accordance with his current investment elections. Defaults on loan repayments are treated as distributions.

     Investment Program Participants

     There were 1,414, 1,440 and 1,654 participants at December 31, 1996, 1995 and 1994, respectively, who participated in one or more of the funds. Participant accounts in each of the funds at December 31 were as follows:

                                                      1996     1995     1994
                                                     ------   ------   ------
          Balanced Index Fund                           652      691      772
          Windsor II                                    831      788      809
          U.S. Growth Portfolio                         586      491      441
          Explorer Fund                                 487      473      469
          International Growth Portfolio                573      570      684
          Stable Value Fund                             995    1,109    1,277
          LESOP Fund                                    839      895    1,247
          Oryx Stock Fund                             1,167    1,248    1,176

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The Plan utilizes the accrual basis of accounting and has a fiscal year end of December 31.

     Investments

     The valuation of the Plan's investments in all funds is based on the market value of the assets held in the funds. The Plan's relative interest in the investment funds underlying the Vanguard Funds is determined on a unit-method basis. The valuation of the Vanguard Funds is based on the closing market price of the assets which comprise the funds on the last business day of the plan year. Investments in the Stable Value Fund are carried at contract value (which equals original cost plus accrued interest less any distributions). The valuation of common stock in the Oryx Stock Fund and the LESOP Fund is based on the closing market price as reported on the New York Stock Exchange on the last business day of the plan year. Purchases and sales of securities are reflected on the trade-date basis. Dividend income is recognized on the ex-dividend date.

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


     Gains and losses on disposition of investments are determined using historical average cost. The DOL requires realized and unrealized gains and losses to be determined using the investment value at the beginning of the plan year (referred to as the "current value method") rather than the historical cost basis. Accordingly, the realized gain on investments and unrealized appreciation of assets as reported on the Form 5500 Annual Return/Report of Employee Benefit Plan of $5,030,000 and $40,380,000, respectively, are different than those reported on the Statements of Income and Changes in Plan Equity, of $281,000 and $45,129,000, respectively.

     Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosures about fair value for all financial instruments in the Plan. All instruments, other than the investment contracts in the Stable Value Fund, are reported at fair value and require no additional disclosure. The fair values of investment contracts in the Stable Value Fund as of December 31, 1996 and 1995 are approximately $53,811,000 and $57,897,000, respectively. Fair values were determined using a discounted cash flow analysis assuming market rates for similar contracts. However, the fair value disclosed is not that which would be realized due to restrictions on early redemption or sale of the contracts. The value of the ESOP note cannot be estimated because it is a special purpose loan made on non-standard terms which would have no value if transferred or exchanged. Participant loans are carried at original loan amounts less principal reductions. Such loan amounts approximate fair value.

     Administrative Expenses

     All expenses related to the purchase and sale of securities are paid out of the respective assets of such funds. All administrative expenses related to the LESOP Fund are paid by the Company. All other expenses (other than those paid by the Company) incurred in administering the Plan are generally charged, on a pro rata basis, to each of the respective funds.

     Statement Presentation

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Risks and Uncertainties

     The Plan provides for various investment options in combinations of GICs and mutual funds. Investments of this nature are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with these types of securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits.

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


3.   CERTAIN FEDERAL TAX MATTERS:

     Tax Status of the Plan

     The Internal Revenue Service (IRS) issued the most recent favorable determination letter on May 28, 1994 stating that the Plan constitutes a qualified plan under Sections 401(a), 401(k) and 501(a) of the Code and that the Plan qualifies as an ESOP under Section 4975(e)(7). As such, the assets and investment gains of the Plan are exempt from Federal income tax under Section 501(a) of the Code. The Company is entitled to a current deduction on its consolidated Federal income tax return for its contributions to the Plan on behalf of employees. A request for the issuance of a new determination letter, covering 1996 and 1995 amendments, will be submitted to the IRS by September 15, 1997.

     Limits on Employee Contributions

     The IRS imposed limitation on employee pre-tax contributions is $9,500 for 1996 and is subject to upward adjustment for any increases in the cost of living as determined under IRS regulations. The pre-tax contributions, the combined post-tax contributions and Employer Contributions allocated to participants who come within the classification of Highly Compensated Employees (HCEs) as defined in the Code may not exceed certain technical limits under Sections 401(k) and 401(m) of the Code. Generally, the allowable percentage of such contributions for the HCEs is dependent upon the percentage of contributions made by all other employees. These limitations may have the effect of reducing the level of contributions initially selected by HCEs. Total Company and employee contributions may also be limited by Section 415 of the Code.

     Tax Effects Upon Participants

     The Federal income tax consequences analysis which follows includes relevant provisions of the Tax Reform Act of 1986. Under existing income tax law, qualification of the Plan has the following Federal income tax consequences, in general:

     (a) A participant will not be subject to tax on Employer Contributions, pre-tax contributions or additional employer contributions contributed to the Plan for his benefit, or earnings thereon, until such time as such amounts are distributed to him. Pre-tax contributions are subject to Social Security tax and are included as earnings to determine the participant's Social Security benefit. Pre-tax contributions are also used to determine the participant's benefit under any qualified retirement plans sponsored by the Company.

     (b) Lump sum distributions of Employer Contributions, pre-tax contributions, including earnings thereon, and earnings on post-tax contributions (exclusive of any net unrealized appreciation described below) consisting of cash or Oryx Common Stock, upon a participant's retirement, death, termination of employment or the occurrence of one of several other qualifying events will be subject to income tax and possibly the additional 10 percent Federal tax described in paragraph
          (c). Certain large distributions may be partially subject to an additional Federal tax. Distributions may be eligible for ten-year or five-year forward averaging and/or limited capital gains treatment on pre-1974 contributions, which could significantly reduce the tax on the distributions. Unless otherwise elected, net realized appreciation on Oryx Common Stock distributed as part of a lump sum distribution will not be taxed upon distribution, but will be taxable when the recipient subsequently disposes of the Oryx Common Stock. A lump sum distribution or a portion thereof, excluding post-tax contributions, may be rolled over into an eligible retirement plan (including

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


          individual retirement plans), thereby deferring taxation on the portion rolled over until distribution from the eligible retirement plan. At such time, the distribution will be taxed at ordinary income tax rates if it is from an individual retirement plan, or possibly, in accordance with the special tax provisions discussed above if it is from an eligible retirement plan other than an individual retirement plan.

          If any portion of a payment to a participant is an eligible rollover distribution, the Plan is required by law to withhold 20 percent of that amount and remit it to the IRS as income tax withholding. The mandatory 20 percent withholding may be avoided if the eligible rollover distribution is paid directly from the Plan to an individual retirement plan or another eligible retirement plan.

     (c) In-service Plan asset (cash or Oryx Common Stock) withdrawals of pre-1987 post-tax contributions are not subject to income tax. Withdrawals of post-1986 post-tax contributions will be deemed to be withdrawals of both post-1986 post-tax contributions and earnings thereon with the latter subject to income tax. Such in-service withdrawals of Employer Contributions and other employer contributions, including earnings thereon and earnings on post-tax contributions, will also be subject to income tax when withdrawn. Taxable amounts will be taxed at ordinary income tax rates. In addition, with limited exceptions, taxable withdrawals will be subject to an additional 10 percent Federal tax if received before age 59-1/2, death, early retirement before age 55 or disability. Certain large distributions may be partially subject to an additional Federal tax. Unless the participant elects otherwise, net unrealized appreciation will be subsequently taxed as described in paragraph
          (b).

          Oryx Stock Fund dividend distributions paid to participants, if any, in accordance with Code Section 404(k) are subject to income tax at ordinary income tax rates but are not subject to the additional 10 percent Federal tax. Pre-tax contributions, or earnings thereon, cannot be withdrawn until retirement, death, termination of employment or the occurrence of one of several other qualifying events.

     (d) If a distribution consists of an annuity, the annuity generally will not be taxable at the time of distribution, but amounts received under such annuity will be taxed at ordinary income tax rates when received to the extent such amounts are not deemed to be a return of the participant's own post-tax contributions. If one of the exceptions described in paragraph (c) does not apply and generally if the payments are not substantially equal, the taxable amounts would also be subject to the additional 10 percent Federal tax. If the annuity forms part of a lump sum distribution, it will affect the tax payable on the distribution.

4.   ESOP NOTES:

     On August 1, 1989, the Company borrowed $110 million by privately placing ESOP Notes. The interest rates on the ESOP Notes range from 8.35 percent to 8.70 percent. The Company made an inside loan to the Plan equal to the proceeds from the issuance of the ESOP Notes for the purpose of acquiring Oryx Common Stock. The terms of the inside loan were substantially similar to the terms of the ESOP notes of the Company. In December 1989, the Plan completed the purchase of 2,864,805 shares at an average price of $38.40. This Oryx Common Stock is held by the Plan (LESOP Fund) in an unallocated suspense account. Employer Contributions have been made to the Plan, in cash, to fund quarterly loan repayments on the inside loan. Shares are released from the suspense account as the loan is repaid and are allocated to eligible participants. No participant contributions will be required or permitted in paying off the loan.

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


     During 1994, Standard & Poor's downgraded the Company's debt rating. Subsequently, the holders of the ESOP Notes exercised their rights to require the Company to repay the notes in full at par (plus a make whole premium).

     At December 31, 1996 and 1995, there were 2,139,234 shares of Oryx Common Stock with a market value of $52,946,041 and $28,612,254, respectively, held in the unallocated suspense account. LESOP Fund interest and any dividend income are used for debt service. Interest expense incurred by the Plan on debt with the Company was nil in 1996 and 1995 and $8,563,522 in 1994, respectively. In accordance with a resolution of the Company's Compensation Committee of the Board of Directors, principal and interest payments on the inside note were suspended for 1996 and 1995. Accordingly, the Plan did not accrue interest expense related to the ESOP note during such periods.

     In March 1996, the Company received a private letter ruling from the IRS regarding certain items related to the Plan. In response to the IRS suggestions contained in the private letter ruling, the Compensation Committee determined that the Company would resume making Employer Contributions in cash in 1997. Those contributions will be used by the Plan to fund loan repayments on the inside note on a monthly basis.

5.   SUPPLEMENTAL FUND INFORMATION:

     Realized Gain (Loss) on Investments

     The realized gain (loss) on investments for each of the three years in the period ended December 31, 1996, were as follows:

                                                  1996                                1995
                                   ----------------------------------    ----------------------------------
                                               Average   Net Realized               Average   Net Realized
                Fund               Proceeds      Cost     Gain (Loss)    Proceeds     Cost     Gain (Loss)
     ----------------------------  --------    -------   ------------    --------   -------   -------------
                                                           (Thousands of Dollars)
     Balanced Index Fund            $ 4,810     $ 4,059  $        751     $ 2,885    $ 2,691     $     194
     Windsor II                       7,288       5,956         1,332       3,523      3,205           318
     U.S. Growth Portfolio            3,949       3,205           744       1,204      1,009           195
     Explorer Fund                    3,517       3,180           337       1,294      1,211            83
     International Growth             2,967       2,638           329       2,716      2,643            73
          Portfolio
     LESOP Fund                         723       1,708          (985)     15,976     18,860        (2,884)
     Oryx Stock Fund                 16,873      19,100        (2,227)      4,796      6,747        (1,951)
                                                         ------------                            ---------

     Total realized gain (loss)                          $        281                            $  (3,972)
                                                         ============                            =========


                                                                     1994
                                                      ------------------------------------
                                                                   Average    Net Realized
                Fund                                  Proceeds       Cost     Gain (Loss)
     ----------------------------                     --------     -------    ------------
                                                            (Thousands of Dollars)
     Balanced Index Fund                              $ 4,370      $ 4,496     $   (126)
     Windsor II                                         3,121        3,148          (27)
     U.S. Growth Portfolio                                994          986            8
     Explorer Fund                                        899          910          (11)
     International Growth                               1,684        1,663           21
          Portfolio
     LESOP Fund                                         7,407        9,452       (2,045)
     Oryx Stock Fund                                    8,533       15,999       (7,466)
                                                                               --------

     Total realized loss                                                       $ (9,646)
                                                                               ========

                 ORYX ENERGY COMPANY CAPITAL ACCUMULATION PLAN
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


     Unrealized Appreciation (Depreciation) of Investments

     The changes in unrealized appreciation (depreciation) of investments for each of the three years in the period ended December 31, 1996, were as follows:

                                                         1996        1995        1994
                                                       --------    --------    --------
                                                             (Thousands of Dollars)
     Beginning of Year                                 $(59,986)   $(77,762)   $(66,258)
     Unrealized Appreciation (Depreciation) for Year     45,129      17,776     (11,504)
                                                       --------    --------    --------

     End of Year                                       $(14,857)   $(59,986)   $(77,762)
                                                       ========    ========    ========


     Net Asset Value Per Unit

     The December 31, 1996 net asset value for mutual fund investments was:

                                                             Net Asset
                 Fund                            Units     Value Per Unit
      ----------------------------            ------------ ---------------
      Balanced Index Fund                         951,720         $ 13.96
      Windsor II                                  980,910           23.94
      U.S. Growth Portfolio                       438,078           23.88
      Explorer Fund                                99,172           54.00
      International Growth Portfolio              365,380           16.48

6.   PLAN AMENDMENTS:

     Effective January 1, 1997, Company matching contributions will be based on several factors, including participant contributions, the market value of Oryx common stock and a new LESOP share release schedule (the schedule of shares released under the LESOP loan agreement from the unallocated suspense account--Note 4).

     Participants will receive the greater of:

     o The number of shares equal to a 110%-100% match, priced at the market value or,

     o The pro rata number of shares scheduled to be released from the LESOP.

                                                                      EXHIBIT a



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of the Oryx Energy Company Capital Accumulation Plan on Form S-8 (Registration No. 33-24918) of our report dated May 30, 1997 included in this Form 11K, on our audits of the financial statements of the Oryx Energy Company Capital Accumulation Plan as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.




                                        /s/ COOPERS & LYBRAND L.L.P.



Dallas, Texas
May 30, 1997